Exhibit 5.1
ROPES & GRAY LLP
3 EMBARCADERO CENTER      SAN FRANCISCO, CA 94111      T 415-315-6300      F 415-315-6026
BOSTON      CHICAGO     HONG KONG      LONDON      NEW YORK      PALO ALTO      TOKYO      SAN FRANCISCO      WASHINGTON, DC
www.ropesgray.com
March 30, 2011
Avanir Pharmaceuticals, Inc.
101 Enterprise, Suite 300
Aliso Viejo, California 92656
Ladies and Gentlemen:
This opinion is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 4,580,003 shares of Common Stock, $0.0001 par value (the “Shares”), of Avanir Pharmaceuticals, Inc., a Delaware corporation (the “Company”). 4,255,003 of the Shares are issuable under the Company’s 2003 Equity Incentive Plan (the “2003 Plan”) and 325,000 of the Shares are issuable under the Company’s 2005 Equity Incentive Plan (the “2005 Plan”, and collectively with the 2003 Plan, the “Plans”).
We are familiar with the actions taken by the Company in connection with the adoption of the Plans. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.
For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the respective Plans, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Avanir Pharmaceuticals, Inc.	March 30, 2011
It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.
Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP